Exhibit 10.47

SETTLEMENT & MUTUAL RELEASE AGREEMENT
by and between
Agricon Global Corporation
and
Lars Nielsen
June12, 2014 (the “Effective Date”)

This Settlement & Mutual Release Agreement (the “Agreement”) is executed on the Effective Date shown above by and between Lars Nielsen (“LN”) and Agricon Global Corporation, a Delaware Corporation with a place of business at 25 E. 200 South, UT 84043, City of Lehi, State of Utah (“Agricon”) (LN, and Agricon individually “Party” and together the “Parties”), and is intended to effect a settlement and mutual release between the Parties.

WITNESSETH:

Whereas LN has provided services to Agricon for which he has not been paid; and

Whereas Agricon granted AK options to purchase 1,300,000 shares of common stock; and

Whereas Agricon has no funds to pay amounts owed to LN; and

Whereas the board of directors of Agricon have approved Agricon to sell up to 14,000,000 shares of its common stock for up to $350,000; and

Whereas the Parties wish to keep an amicable and respectful relationship with one another;

NOW THEREFORE, in recognition of good and valid consideration the receipt and adequacy of which is hereby agreed, the Parties agree as follows:

1.           Payment in Agricon Common Shares.  Agricon has agreed to issue and LN has agreed to cancel stock option agreements and accept as full payment of amounts owed by Agricon, 158,206 shares of Agricon common stock.

4.           Mutual Release and Indemnification. LN expressly releases and holds harmless Agricon and its officers, directors and affiliates, from all liability for claims and/or damages of whatever nature related to or arising out of this Agreement.  Reciprocally, Agricon for its officers, directors and affiliates, expressly releases and hold harmless LN, from all liability for claims and/or damages of whatever nature related to or arising out of this Agreement.

5.           Corporate Authority, Good Standing.  Each of the Parties warrants and represents that it has legal authorization to enter into and to perform this Agreement.

6.           Governing Law and Arbitration and Miscellaneous. This Agreement shall be governed by  Utah law without reference to any “conflicts-of-laws” provisions and any dispute concerning the subject matter hereof, if not resolved by Arbitration shall be subject to the exclusive jurisdiction, and LN and Agricon respectively submit to the jurisdiction, of courts sitting in Utah.  Each of the foregoing agrees to submit any dispute hereunder to non-binding arbitration using commercial rules of the American Arbitration Association and using only one arbitrator sitting in Utah and only after an unreasonable and unjustified delay by any one of the foregoing  after a hearing on the dispute and rendering of a decision by the Arbitrator may the non-delaying party in the first instance or any other  party in the second instance seek judicial relief for any claim under this Agreement or dealing with the subject matter hereof.  This Agreement contains the entire agreement of the Parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written.  The Parties have attempted to limit the non-competition provision so that it applies only to the extent necessary to protect legitimate business and property interests.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

7.           Confidentiality.  The Parties agree to keep the terms and substance of this Agreement (including but not limited to any amounts of money paid pursuant thereto), and any of the underlying facts confidential and to refrain from disclosing the same at any future time, or to any other individual or entity whatsoever, except as Agricon may be required to report to the SEC and publicly disclose concerning this transaction and/or file with the SEC a copy of this Agreement.

----Signature Page Follows----

IN WITHESS WHEREOF, LN and Agricon have executed the Agreement as of the Effective Date above.

Lars Nielsen

_______________________________

Agricon Global Corporation

By: _____________________________

Its: _____________________________

And

By: _____________________________

Its: _____________________________